Exhibit 99.(h)(4)

FORM OF AMENDMENT NO. 3

TO THE

ADMINISTRATIVE SERVICES AGREEMENT

Amendment No. 3 dated [  ], 2026 (“Amendment No. 3”) to the Administrative Services Agreement dated September 4, 2024 (the "Agreement”) between Venerable Investment Adviser, LLC (the “Administrator”) and Venerable Variable Insurance Trust, a Delaware statutory trust (the “Trust”).

The Administrator and the Trust hereby agree to modify and amend the Agreement as follows:

1.	New Funds. Effective [ ], 2026 the following New Funds are hereby added to the Agreement on the terms and conditions contained in the Agreement:

Venerable International Equity Fund

Venerable Government Money Market Fund

Venerable Real Estate Fund

Venerable Inflation Focused Fund

2.	Schedule A. Schedule A to the Agreement, which sets forth the compensation for services, is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESSS WHEREOF, the parties have executed and delivered this Amendment No. 3 as of the date first set forth above.

VENERABLE INVESTMENT ADVISERS, LLC

By:
Name:
Title:

VENERABLE VARIABLE INSURANCE TRUST

By:
Name:
Title:

AMENDMENT NO. 3

SCHEDULE A

As compensation for its services under the Agreement, each Fund will pay the Administrator a fee computed daily at the following annual rate based on the Fund’s average daily net assets:

FUND	FEE
Venerable High Yield Fund	0.12%
Venerable Large Cap Index Fund	0.10%
Venerable Moderate Allocation Fund	0.12%
Venerable Strategic Bond Fund	0.12%
Venerable US Large Cap Strategic Equity Fund	0.12%
Venerable US Small Cap Fund	0.12%
Venerable International Index Fund	0.10%
Venerable Mid Cap Index Fund	0.10%
Venerable Small Cap Index Fund	0.10%
Venerable Bond Index Fund	0.10%
Venerable Intermediate Corporate Bond Index Fund	0.10%
Venerable World Conservative Allocation Fund	0.12%
Venerable World Moderate Allocation Fund	0.12%
Venerable World Appreciation Allocation Fund	0.12%
Venerable Conservative Allocation Fund	0.12%
Venerable Conservative Appreciation Allocation Fund	0.12%
Venerable Moderate Appreciation Allocation Fund	0.12%
Venerable Appreciation Allocation Fund	0.12%
Venerable US Large Cap Core Equity Fund	0.12%
Venerable Emerging Market Equity Fund	0.12%
Venerable World Equity Fund	0.12%
Venerable International Equity Fund	0.12%
Venerable Government Money Market Fund	0.12%
Venerable Real Estate Fund	0.12%
Venerable Inflation Focused Fund	0.12%